Exhibit 32.1
Certifications of Chief Executive Officer and Chief Financial Officer
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350)
The undersigned, the Chief Executive Officer and the Chief Financial Officer of Global Employment Holdings, Inc. (the “Company”), each hereby certifies that, to his knowledge on the date hereof:

(a)
the Quarterly Report on Form 10-Q of the Company for the period ended March 30, 2008 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13 (a) or 15(d) of the Securities Exchange Act of 1934; and

(b)	information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 14, 2008	By:	/s/ Howard Brill
Howard Brill
Chief Executive Officer and President (Principal Executive Officer)

Date: May 14, 2008	By:	/s/ Dan Hollenbach
Dan Hollenbach
Chief Financial Officer (Principal Accounting Officer)